Exhibit (h)(4)(iv)

AMENDMENT No. 4

To

Transfer Agency and Service Agreement

Between

Each of the Entities, Individually and not Jointly, as Listed on Schedule A

And

Boston Financial Data Services, Inc.

This Amendment is entered into as of this 1st day of November, 2016, between Boston Financial Data Services, Inc. (the “Transfer Agent”) and Each of the Entities, Individually and not Jointly, as listed on Schedule A (collectively, the “Funds” and individually, the “Fund”). In accordance with Section 16.1 (Amendment) and Section 17 (Additional Portfolios/Funds) of the Transfer Agency and Service Agreement between the parties dated October 29, 2014, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of November 1, 2016; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “November 1, 2016 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this November 1, 2016 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this November 1, 2016 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	BOSTON FINANCIAL DATA SERVICES, INC.

By: /s/ Steven M. Joenk	By: /s/ Richard J. Johnson

Name: Steven M. Joenk	Name: Richard J. Johnson

Title: Chairman, President and Chief Executive Officer	Title: Managing Director
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

  1290 Funds

SCHEDULE A

Effective Date: November 1, 2016

Fund	Type of Entity	Jurisdiction
1290 Funds	Statutory Trust	Delaware

1290 Convertible Securities Fund

1290 DoubleLine Dynamic Allocation Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 Global Allocation Fund

1290 Global Talents Fund

1290 High Yield Bond Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

1290 Unconstrained Bond Managers Fund

1290 Funds